Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19011, No. 333-71373, No. 333-42276, No. 333-45534, No. 333-73652, and No. 333-89176), and on Form S-3 (No. 333-102244, No. 333-76432, No. 333-69652, No. 333-33612, No. 333-89257, No. 333-84587, No. 333-81311, No. 333-76395, No. 333-79753 and No. 333-119645) of Microvision, Inc. of our report dated March 15, 2005 relating to the financial statements, financial statement schedule, managements assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
March 15, 2005